UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

                                 Date of Report
                        (Date of Earliest Event Reported)
                                  May 13, 2005

                          Commission file number 1-7784

                                CENTURYTEL, INC.
             (Exact name of Registrant as specified in its charter)

                  Louisiana                               72-0651161
       (State or other jurisdiction of                   (IRS Employer
       incorporation or organization)                 Identification No.)

  100 CenturyTel Drive, Monroe, Louisiana                    71203
  (Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code - (318) 388-9000


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Item 8.01    OTHER EVENTS

The following press release was issued on May 13, 2005.


FOR IMMEDIATE RELEASE                       FOR MORE INFORMATION CONTACT:
May 13, 2005                                Media: Annmarie Sartor 318.388.9671
                                            annmarie.sartor@centurytel.com
                                            Investors: Tony Davis 318.388.9525
                                            tony.davis@centurytel.com

CenturyTel Prepares to Settle Equity Units

MONROE, LA. . . . CenturyTel, Inc. (NYSE Symbol: CTL) announced today that it will issue approximately 12.9 million shares of common stock on May 16, 2005 in exchange for approximately $398.2 million of net proceeds in full settlement of its obligations under the equity units that it publicly sold in May 2002 (NYSE:
CTLPrA). Based on a pricing formula agreed to in 2002, each of the approximately
15.9 million outstanding equity units will entitle the holder to receive 0.8088 of a share of CenturyTel common stock on May 16, 2005.

To mitigate dilution from the May 16 stock issuances, CenturyTel's board has authorized the Company to enter into accelerated share repurchase agreements with designated investment banks to repurchase up to 12.9 million shares of its outstanding common stock. CenturyTel also retains authority to purchase common stock between now and the date it initiates its accelerated share program under its $200 million repurchase program announced in February 2005, of which approximately $140 million remained available as of March 31, 2005.

CenturyTel intends to initiate its accelerated share program no later than May 31, 2005. Upon initiation of the program, CenturyTel expects to purchase enough shares to offset the number to be issued on May 16, 2005. CenturyTel intends to fund its repurchases principally with the net proceeds that it will receive from the equity unit holders on May 16, 2005.

After they sell shares to CenturyTel, the Company's investment banks will purchase an equivalent amount of CenturyTel shares in the open market over the next several months. Upon completion of these repurchases, CenturyTel anticipates that it may receive from, or be required to pay, the investment banks a price adjustment based principally upon the actual cost of the shares repurchased by the investment banks. CenturyTel expects to announce the final terms of its accelerated share repurchases after they have been completed.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities.

This press release includes certain forward-looking statements. Actual results may differ materially from those in the forward-looking statements. Factors that could affect actual results include but are not limited to the possibility of unforeseen near-term cash requirements, the inability to agree upon accelerated share repurchase agreements with investment banks on terms acceptable to CenturyTel, changes in the trading price of CenturyTel's securities, changes in general market, economic or industry conditions impacting the ability or willingness of the Company to repurchase stock, or other risks referenced from time to time in the Company's filings with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

CenturyTel, Inc. (NYSE: CTL) provides a full range of local, long distance, Internet and broadband services to consumers in 22 states. Included in the S&P 500 Index, CenturyTel is a leading provider of integrated communications services to rural areas and small to mid-size cities in the United States. Visit CenturyTel at www.centurytel.com.

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                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        CenturyTel, Inc.

Dated:  May 16, 2005                    By: /s/ Neil A. Sweasy
                                            ______________________
                                            Neil A. Sweasy
                                            Vice President and Controller